SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SYBRON CHEMICALS INC

          GABELLI INTERNATIONAL LTD
                                 6/17/98            2,000            30.2500
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 6/17/98            8,000            30.0500
          GAMCO INVESTORS, INC.
                                 6/19/98            1,500            31.1250
          GAMCO INVESTORS, INC.
                                 6/18/98           25,500            29.9787
                                 6/18/98              500            30.5000
                                 6/17/98           36,100            30.0242
          GABELLI ASSOCIATES FUND
                                 6/17/98            2,000            30.0000
                                 6/18/98            1,000            29.9250




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.